                                                                  EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Omnibus Stock Plan of Pacific Research & Engineering Corporation of our report dated January 19, 1996, with respect to the consolidated financial statements and schedule of Pacific Research and Engineering Corporation for the year ended December 31, 1995 included in its Registration Statement on Form SB-2 filed with the Securities and Exchange Commission.

/s/ Harlan & Boettger

Harlan & Boettger

San Diego, California
February 25, 1997